UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

MINDESTA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30651	11-3763974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 201, 290 Picton Avenue, Ottawa, Ontario, Canada K1Z 8P8

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (613) 241-9959

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2011, Mindesta Inc. (the “Company”) issued a press release announcing that it entered into an option agreement dated as of the date thereof with Nubian Gold Corporation to acquire up to an 80 percent interest in, and ultimately acquire 100 percent of, the two mineral exploration permits owned by Nubian Gold Corporation (the “Option Agreement Press Release”). Gregory Bowes, Chief Executive Officer of the Company, indirectly owns 100 percent of Nubian Gold Corporation and currently serves as its Chief Executive Officer. A copy of the Option Agreement Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1, the contents of which are incorporated herein solely for purposes of this Item 1.01 disclosure.

Item 5.02. Election of Directors.

On December 15, 2011, the Company issued a press release announcing the appointment of Al Zapanta to the Company’s Board of Directors (the “Board”) effective as of the date thereof (the “Director Press Release”). Mr. Zapanta will serve on the audit and compensation and nominating committees. No non-employee director is currently receiving compensation from the Company, but it is anticipated that Mr. Zapanta will be compensated in a manner comparable to the other non-employee directors currently serving on the Board as such arrangements are established. A copy of the Director Press Release is attached to this Current Report on Form 8-K as Exhibit 99.2, the contents of which are incorporated herein solely for purposes of this Item 5.02 disclosure.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Option Agreement Press Release dated December 19, 2011

99.2	Director Press Release dated December 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINDESTA INC.

Date: December 20, 2011
	By:	/s/ Gregory Bowes
	Name	Gregory B. Bowes
	Title:	Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Option Agreement Press Release dated December 19, 2011

99.2	Director Press Release dated December 15, 2011